UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission Only (as permitted by
       Rule14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-12

                               BUCS FINANCIAL CORP
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

[LETTERHEAD OF BUCS FINANCIAL CORP]








March 1, 2007




Dear BUCS Financial Corp Stockholder:

         We recently mailed you proxy material in connection with our upcoming Special Meeting of Stockholders to be held on March 21, 2007. According to our records, we have not yet received your proxy.

         IT IS VERY IMPORTANT that your shares be voted, regardless of the number of shares you own.

         Please take a moment to VOTE your shares by returning your proxy in the envelope provided. If your shares are held with a broker or bank, you can also vote by telephone or the internet by following the enclosed instructions. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BUCS STOCKHOLDERS VOTE IN FAVOR OF THE MERGER AGREEMENT.

         Please disregard this letter if you already voted your shares. Thank you for your cooperation and support.

Sincerely,

/s/ Herbert J. Moltzan

Herbert J. Moltzan
President and CEO










10455 Mill Run Circle o  Owings Mills, Maryland 21117  o  PHONE: (410) 998-5304
                              o FAX: (410) 998-6674